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                                                                    Exhibit 99.1

                 CARNIVAL CORPORATION & PLC REVISES 2006 OUTLOOK


      MIAMI (May 16, 2006) -- Carnival  Corporation & plc (NYSE/LSE:  CCL; NYSE:
CUK) announced today that it is revising 2006 earnings guidance based on several items, including lower revenue yields, higher fuel costs and a change in accounting.

      Earnings for fiscal 2006 are now expected to be in the range of $2.65 to $2.75 per share, roughly in line with 2005 earnings of $2.70 per share. The company expects earnings for the second quarter of 2006 to be in the range of $0.43 to $0.45 per share.


      Details of the revisions to the company's guidance are as follows:

      o The company has reduced its outlook for net revenue yield improvement on a local currency basis ("constant dollar basis") due to further weakness in bookings, principally for sailings in the Caribbean during the second half of 2006. Net revenue yields (net revenue per available lower berth day) for the year in constant dollars are now expected to increase 1 to 2% versus the company's previous guidance of an increase of approximately 2 to 3%. This will reduce earnings by approximately $0.10 per share. Because of the strengthening of the euro and sterling relative to the U.S. dollar since the time of its last guidance in March, the company continues to expect full year 2006 net revenue yields in current dollars to increase approximately 1 to 2%.

      o Since the company's previous guidance, fuel costs have increased significantly and are expected to further impact earnings per share for the year 2006 by approximately $0.07. The cumulative impact of higher fuel prices for full year 2006 is expected to be $265 million, or $0.32 per share, compared to the prior year. The company's guidance is based on the forward curve for fuel for the remainder of the year of approximately $372 per metric ton.

      o The company's guidance for the remainder of the year is based on currency exchange rates of $1.27 to the euro and $1.86 to sterling, which benefits guidance for the year by $0.04 per share compared to previous guidance.

      o Commencing with the first quarter of 2006, the company will change its accounting policy for dry-dock costs from amortizing them over the time between dry-docks, generally two to three years, to expensing dry-dock costs as incurred. This change in accounting principle will reduce full year 2006 earnings per share by approximately $0.08, including $0.04 per share in the company's previously released 2006 first quarter, and $0.04 per share over the balance of the year.

      With regard to the revised outlook, Carnival Corporation & plc Chairman and CEO Micky Arison commented "Although we are disappointed having to lower our guidance for the year, we believe the fundamentals of our business remain sound and our long-term strategies position us well to grow our business in 2007 and beyond."

      Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA Cruises, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

      Together, these brands operate 80 ships totaling approximately 139,000 lower berths with 15 new ships scheduled to enter service between June 2006 and fall 2009. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

      The company has scheduled a call with analysts for today at 10 a.m. EST (15.00 London time). This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's website at www.carnivalcorp.com or www.carnivalplc.com.

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Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, outlook, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and/or tax costs, fuel costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: risks associated with the DLC structure, including the uncertainty of its tax status; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; risks associated with operating internationally; the implementation of U.S. regulations requiring U.S. citizens to obtain passports for travel to or from additional foreign destinations; the international political and economic climate, armed conflicts, terrorist attacks and threats thereof, availability of air service, other world events and adverse publicity, and their impact on the demand for cruises; accidents and other incidents affecting the health, safety, security and vacation satisfaction of passengers, including machinery and equipment failures, which could cause the alteration of itineraries or cancellation of a cruise or a series of cruises and the impact of the spread of contagious diseases; changing consumer preferences, which may, among other things, adversely impact the demand for cruises; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its business worldwide; the ability of Carnival Corporation & plc to attract and retain qualified shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency exchange rates and interest rates and fuel, food, payroll, insurance and security costs; the impact of pending or threatened litigation; changes in the environmental, health, safety, security, tax and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost reduction plans; continuing financial viability of Carnival Corporation & plc's travel agent distribution system and air service providers; and unusual weather patterns or natural disasters, such as hurricanes and earthquakes.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.


MEDIA CONTACTS                                       INVESTOR RELATIONS CONTACT
US                                                   US/UK
Carnival Corporation & plc                           Carnival Corporation & plc
Tim Gallagher                                        Beth Roberts
1 305 599 2600, ext. 16000                           1 305 406 4832

UK
Brunswick Group
Sophie Fitton/Sarah Lindgreen
44 (0) 20 7404 5959